Exhibit 10.13

Fertilizer Purchase Agreement

Party A (Buyer):  Heilongjiang Xinhua Cattle Industry Co., Ltd.
Party B (Seller):  Qiqihar Jianfa Bio-Organic Fertilizer Plant

In consideration of the mutual covenants and agreements as set forth below, and in compliance with the “Contract Law of the People’s Republic of China,” it is hereby covenanted and agreed by both parties as follows:

1.  Sales Plan

     1) During the term of this Agreement, Party B will purchase the organic fertilizer provided by Party A and the entrusted peasants of Party A;
     2) The quantity shall be determined by actual supply.

2.  Method of Delivery

     1) Delivery location: Party A’s principal place of business.
     2) Party B shall bear all the transportation and packaging expenses.

3.  Checking and Acceptance

     Party B shall conduct on-site checking and acceptance upon delivery by Party A.

4.  Payment

     Method of Payment: Cash.

5.  Breach Liability

     1) In circumstances where Party A fails to deliver the goods on time, Party A shall compensate Party B with 0.5% of the entire purchase price for each day delayed; For damages caused by such delays, Party B may ask for compensation from Party A;
     2) In circumstances where Party B fails to make the payment on time, Party B shall pay Party A 0.5% of the entire purchase price for each day delayed; For damages caused by such delays, Party B may ask for compensation from Party B;

6.  Effectiveness and Term

     1) This Agreement shall become effective upon the execution with a term of two (2) years;
     2) All disputes arising from the performance of this Agreement may be settled by both parties through negotiation or be submitted to the people’s court for litigation.

7.  Miscellaneous

This Agreement shall be executed in two (2) copies with each party holding one copy. Each copy shall have the same legal effect.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and become effective as of the date below upon the signature and seals by both parties.

Party A	Party B
Heilongjiang Xinhua Cattle Industry Co., Ltd.	Qiqihar Jianfa Bio-Organic Fertilizer Plant

Legal Representative: Yilin Shi	Legal Representative: Jianhua Zhao

Date: December 26, 2010	Date: December 26, 2010